Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 83 to the Registration Statement on Form N-1A of Variable Insurance Products Fund: VIP Growth Portfolio of our report dated February 16, 2016; VIP High Income Portfolio of our report dated February 19, 2016;  VIP Equity-Income Portfolio of our report dated February 17, 2016; VIP Floating Rate High Income Portfolio of our report dated February 23, 2016; and VIP Overseas Portfolio of our report dated February 18, 2016 on the financial statements and financial highlights included in the December 31, 2015 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP Boston, Massachusetts April 11, 2016